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                                   EXHIBIT 5.1

March 26, 2004

Mountain Valley Bancshares, Inc.
136 North Main Street
Cleveland, Georgia 30528

Ladies and Gentlemen:

         We are acting as counsel to Mountain Valley Bancshares, Inc., a Georgia corporation (the "Company"). In such capacity, we have supervised certain proceedings taken by the Company in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), of the offer and sale of a maximum of 1,000,000 shares (the "Shares") of common stock, no par value, of the Company and a maximum of 200,000 warrants as described in the accompanying Registration Statement on Form SB-2 (the "Warrants").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and corporate records relating to the authorization, issuance and sale of the Shares and the Warrants and have made such other investigation as we have deemed appropriate and relevant in order to furnish the opinion set forth below.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material and relevant to our opinion, where such facts were not independently verified by us, we have relied, to the extent we deemed such reliance proper, upon certificates or representations of officers and representatives of the Company and appropriate federal, state and local officials.


         Based upon the foregoing, we are of the opinion that (i) the Shares and the Warrants have been duly authorized and when sold, will be validly issued, fully paid and nonaccessible; and (ii) the Warrants are a legal, binding obligation of the Company under Georgia law.


         We hereby consent to the reference to our firm under the heading "Legal Matters" and to the inclusion of this opinion in the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission by the Company in connection with the offer and sale of the Shares and the Warrants.

                                                 Sincerely yours,

                                                 MILLER & MARTIN LLP

                                                 /s/ T. Kennerly Carroll, Jr.
                                                 -------------------------------
                                                    Partner